Exhibit 99.1

Criteo Provides An Update On Its Q4 2017 Outlook
 And On The Impact On Its Business From Apple’s ITP

NEW YORK – Dec 14, 2017 – Criteo S.A. (NASDAQ: CRTO), the leading commerce marketing technology company, today provides an update on its fourth quarter 2017 outlook and on the expected impact of Apple’s Intelligent Tracking Prevention (ITP) on Criteo’s projected 2018 Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC.
We are pleased with this year’s Holiday Season and are confident in our fourth quarter 2017 outlook, which we communicated on November 1, 2017.
Earlier this month, Apple launched a new version of its mobile operating system, iOS 11.2, which disables the solution that some companies in the advertising ecosystem, including Criteo, currently use to reach Safari users. As a result, we believe the projected 9%-13% ITP net negative impact on Criteo’s 2018 Revenue ex-TAC relative to our pre-ITP base case projections, communicated on November 1, 2017, is no longer valid.
We are focused on developing an alternative sustainable solution for the long term, built on our best-in-class user privacy standards, aligning the interests of Apple users, publishers and advertisers. This solution is still under development and its effectiveness cannot be assessed at this early stage. Should it not mitigate any ITP impact, we believe the ITP net negative impact on Criteo’s 2018 Revenue ex-TAC, relative to our pre-ITP base case projections, would become approximately 22%.
We will provide formal guidance on Revenue ex-TAC and Adjusted EBITDA for fiscal 2018 mid-February 2018, when we report earnings for the fourth quarter and fiscal year 2017. At that point, we will incorporate in our guidance the latest assessment of the projected effectiveness of our alternative solution.
Beyond the ITP-driven impediment to the Company’s year-over-year growth, we are confident in Criteo’s future growth prospects. Our core business fundamentals are strong. We have compelling growth opportunities ahead, leveraging our data assets and building new products within the Criteo Commerce Marketing Ecosystem.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including projected financial results for the quarter ending December 31, 2017 and the year ending December 31, 2018, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology (including the failure of our alternative solution to mitigate the impact of ITP), uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
About Criteo
Criteo (NASDAQ: CRTO) the leader in commerce marketing, is building the highest performing and open commerce marketing ecosystem to drive profits and sales for retailers and brands. More than 2,700 Criteo team members partner with over 17,000 customers and thousands of publishers across the globe to deliver performance at scale by connecting shoppers to the things they need and love. Designed for commerce, Criteo Commerce Marketing Ecosystem sees over $550 billion in annual commerce sales data.
For more information, please visit www.criteo.com.
Contacts

Global Communications
Emma Ferns, Senior Director, Global Communications, e.ferns@criteo.com
Criteo Investor Relations
Edouard Lassalle, VP, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com